UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Company has entered into amendments to its First Lien Term Loan Credit Agreement dated July 31, 2007, as amended (the "First Lien Term Loan Credit Agreement") and its Second Amended and Restated Revolving Credit Agreement, dated as of July 31, 2007, as amended, (the "Revolving Credit Agreement") to, among other things, (i) extend through February 1, 2008, the waiver of the financial covenants set forth in Amendment No. 1 to the First Lien Term Loan Credit Agreement and the Revolving Credit Agreement, (ii) revise the material adverse change representation with respect to matters disclosed in its quarterly report on Form 10-Q for the nine months ended September 30, 2007, (iii) modify a provision regarding the obligation to pay amounts owed in connection with certain land banking arrangements, and (iv) seek waivers of the cross-default provision resulting from any breach of a covenant regarding the matters described in (iii) above. In addition, the amendments require the Company to adhere to a cash flow budget, which has been prepared by the Company, which does not provide for current payments on its long-term indebtedness including the interest payment due on January 1, 2008 with respect to the Company's 10 3/8% Senior Subordinated Notes due 2012. Failure to pay interest on such notes within 30 days of the due date could result in the indebtedness represented by the notes becoming immediately due and payable and as a result cause other indebtedness of the Company to be accelerated and become immediately due and payable. As previously disclosed, the Company is considering restructuring alternatives. The description of the amendments is qualified in its entirety to copies of the amendments which are attached hereto as exhibits 99.1 and 99.2.

The Company has paid a fee of approximately $1.6 million in the aggregate, plus expenses, to the lenders that consented to the amendments.

For a discussion about the Company’s financial and operational position, including the restructuring alternatives being considered, the Company refers you to its filings with the Securities and Exchange Commission ("SEC"), including its (i) Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 filed with the SEC on November 14, 2007, and (ii) press release dated November 14, 2007, filed as exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on November 20, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Amendment No. 2 to the First Lien Term Loan Credit Agreement

99.2 Amendment No. 2 to Second Amended and Restated Revolving Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

December 18, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 2 to First Lien Term Loan Credit Agreement
99.2	Amendment No. 2 to Second Amended and Restated Revolving Credit Agreement